                      Securities and Exchange Commission
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]
                Filed by a Party other than the Registrant [ ]

                          Check the appropriate box:
                        [X] Preliminary Proxy Statement
                        [ ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
                              Section 240.14a-12


                           CALENERGY COMPANY, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)



-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.


         (1) Title of each class of securities to which transaction applies:




         (2) Aggregate number of securities to which transaction applies:




         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:




         (5) Total fee paid:



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                                                          "PRELIMINARY COPIES"

                       CALENERGY COMPANY, INC. [LOGO]

                           CALENERGY COMPANY, INC.

                        302 SOUTH 36TH ST., SUITE 400
                               OMAHA, NE 68131

                                April 4, 1997

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of CalEnergy Company, Inc. to be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on May 15, 1997 at 9:00 A.M., local time.

   The following matters will be considered and acted upon at the Annual
Meeting: (i) election to the Board of Directors of the Company of four Class II Directors and two Class III Directors; (ii) amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 80,000,000 to 180,000,000 to provide the Company with the future flexibility, subject to market conditions and appropriate opportunities, to effect a stock split and/or issue shares for acquisitions; (iii) approval and ratification of an amendment of the Company's Employee Stock Option Plan to increase the number of option shares available for grant under the Plan by 2,000,000 as there are currently only 290,136 option shares remaining available for issuance under the plan; (iv) ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors of the Company for the 1997 fiscal year; and (v) transaction of such other business as may properly come before the meeting.

   Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. We encourage you to review the attached material carefully and to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Each proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                          Sincerely,

                                          /s/ David L. Sokol
                                          -----------------------------------
                                          David L. Sokol
                                          Chairman of the Board

                                                          "PRELIMINARY COPIES"


                       CALENERGY COMPANY, INC. [LOGO]

                           CALENERGY COMPANY, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 15, 1997

To the Stockholders of CalEnergy Company, Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of CalEnergy Company, Inc. will be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on May 15, 1997 at 9:00 A.M. local time for the following purposes:

     1. To elect to the Board of Directors of the Company four Class II Directors (with terms expiring at the May 2000 annual meeting) and two Class III Directors (with terms expiring at the May 1998 annual meeting);

     2. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (the "Common Stock") from 80,000,000 to 180,000,000 shares to provide the Company with the future flexibility, subject to market conditions and favorable opportunities, to effect a stock split and/or issue shares for acquisitions;

     3. To approve and ratify an amendment of the Company's Employee Stock Option Plan to increase the aggregate number of option shares that are available for grant under the plan by 2,000,000 as there are currently only 290,136 option shares remaining available for issuance under the plan;

     4. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as auditors of the Company for fiscal year 1997; and

     5. To act upon such other matters as may properly come before the meeting.

   All Stockholders of record at the close of business on March 17, 1997 are entitled to vote at the Annual Meeting.

   To ensure that your shares are represented, you are urged to please fill in, sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the meeting, you may vote your shares in person.

   Please date your proxy card and sign it exactly as your name appears on the proxy card.

                                          By Order of the Board of Directors

                                          /s/ David L. Sokol
                                          -----------------------------------
                                          David L. Sokol
                                          Chairman of the Board

April 4, 1997

                                                          "PRELIMINARY COPIES"

                           CALENERGY COMPANY, INC.
                        302 SOUTH 36TH ST., SUITE 400
                               OMAHA, NE 68131

                               PROXY STATEMENT
                                APRIL 4, 1997

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 1997

                           SOLICITATION AND VOTING

   This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of CalEnergy Company, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 15, 1997, or any adjournment thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about April 4, 1997.

   The Voting Stock of the Company (the "Voting Stock") consists of the Common Stock of the Company, $0.0675 par value (the "Common Stock"), which was outstanding on the record date. Holders of the Common Stock will vote as a single class at the Annual Meeting. Each share of Common Stock will be entitled to one vote on all matters presented at the Annual Meeting.

   The close of business on March 17, 1997 is the Record Date (the "Record Date") for determining the holders of the outstanding Voting Stock (the "Stockholders") entitled to vote at the Annual Meeting. On the Record Date, 63,529,575 shares of Common Stock were outstanding.

   The approval of a plurality of the Voting Stock present in person or by proxy, and entitled to vote at the Annual Meeting is required for the election of nominees as Directors of the Company. The approval of two-thirds of the Voting Stock present in person or by proxy, and entitled to vote, at the annual meeting is required for approval of Proposal 2 (Charter Amendment to increase Authorized Common Shares). A quorum equal to sixty-six and two-thirds percent (66 2/3%) of the Voting Stock must be present in person or by proxy at the Annual Meeting in order to consider Proposal 2. The approval of a majority of the Voting Stock present in person or by proxy, and entitled to vote, at the Annual Meeting is required for approval of both Proposal 3 (Increase shares authorized for issuance under the Company's 1996 Stock Option Plan ("Employee Stock Option Plan"), and Proposal 4 (ratification of selection of Independent Auditors). A quorum equal to a majority of the outstanding Voting Stock must be present in person or by proxy at the Annual Meeting in order to elect Directors and consider Proposals 3 and 4.

   All shares of Voting Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for Director, FOR the approval of Proposals 2, 3 and 4 and in accordance with the proxy-holders' best judgment as to any other matters raised at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of establishing a quorum with respect to the proposals with respect to which they apply. Abstention votes will be counted as voted AGAINST the proposals with respect to which they apply. Broker non-votes will not be considered as either FOR or AGAINST votes with respect to the proposals to which they apply. The proxy is revocable and any Stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering to the Secretary of the Company a later dated proxy or by voting in person at the Annual Meeting.

   Expenses in connection with this solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of these proxy materials to the beneficial owners of shares which such persons hold of record. The Company has engaged MacKenzie Partners, Inc. to solicit proxies for the Annual Meeting for a fee of approximately $15,000, plus reimbursement of reasonable expenses. In addition, solicitation of proxies may be made through the mail, in person and by facsimile and telephone by certain directors, officers and regular employees of the Company.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

   The Board currently consists of thirteen members divided into three classes serving staggered three-year terms.

   Class II Nominees. The Board has unanimously nominated David H. Dewhurst, Richard R. Jaros, David R. Morris and Neville G. Trotter for election at the Annual Meeting as Class II Directors, with terms expiring at the May 2000 annual meeting of Stockholders.

   Class III Nominees: In addition, Edgar D. Aronson and Bernard W. Reznicek, both of whom were Class II Directors with terms expiring at the Annual Meeting, have been unanimously nominated by the Board for election at the Annual Meeting as Class III Directors, with terms expiring at the May 1998 annual meeting of Stockholders.

   Messrs. Aronson, Dewhurst, Jaros, Morris, Reznicek and Trotter have consented to serve if elected. If a nominee becomes unable to serve if elected, proxies will be voted for such other person, if any, as the Board may nominate, or the Board may be reduced in size accordingly. The Board knows of no reason why any nominee will be unable to serve if elected.

   The approval of a plurality of the Voting Stock present in person or by proxy, and entitled to vote, at the Annual Meeting is required for election of the nominees as directors. A quorum equal to the majority of the outstanding Voting Stock must be present in person or by proxy at the Annual Meeting in order to elect directors. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE-NAMED NOMINEES.

                              BOARD OF DIRECTORS

   In addition to the above-named current and nominated Directors, the Board includes the following seven persons, each having a term expiring at the annual meeting in the year indicated:

                                        YEAR OF
NAME                     CLASS     EXPIRATION OF TERM
-------------------  -----------  ------------------
James Q. Crowe         ClassIII           1998
Walter Scott, Jr.      ClassIII           1998
John R. Shiner         ClassIII           1998
Judith E. Ayers        ClassI             1999
Richard K. Davidson    ClassI             1999
David L. Sokol         ClassI             1999
David E. Wit           ClassI             1999

   During 1996, the Board met seven times and took action by unanimous written consent twice.

   The Board has an Audit Committee, a Compensation Committee, an
Environmental Committee, an Executive Committee, a Nominating Committee, and a Stock Option Committee.

AUDIT COMMITTEE

   The Audit Committee (Messrs. Jaros (Chair), Aronson, Reznicek and Shiner) is empowered to recommend to the Board independent public accounting firms for selection as auditors of the Company; to make recommendations to the Board on auditing matters; to examine and make recommendations concerning the scope of audits; and to review the terms of transactions between the Company and related entities. The Audit Committee met four times during 1996.

COMPENSATION COMMITTEE

   The Compensation Committee (Messrs. Aronson (Chair), Jaros, Shiner and
Wit) is authorized to make recommendations to the Board with respect to executive salaries and bonuses, directors' compensation and employee benefits matters. The Compensation Committee met five times during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Jaros served as President of the Company from January 8, 1992 until April 19, 1993 and served as Chairman of the Company from April 19, 1993 until May 5, 1994. Mr. Jaros serves on the Board of the Company as a nominee of Kiewit Energy Company ("Kiewit Energy") under an agreement entered into in connection with Kiewit Energy's investment in the Company in early 1991. Mr. Jaros also owns Peter Kiewit Sons', Inc. ("Kiewit") stock. Kiewit Energy is a subsidiary of Kiewit. See "Certain Transactions and Relationships." Messrs. Aronson, Shiner and Wit have not been employees of the Company or otherwise participated in activities constituting compensation committee interlocks or insider participation requiring disclosure under this caption.

ENVIRONMENTAL COMMITTEE

   The Environmental Committee (Ms. Ayres (Chair) and Messrs. Aronson, Holt, Reznicek and Shiner) addresses issues and provides advice concerning environmental regulations and compliance. The Environmental Committee met four times during 1996.

EXECUTIVE COMMITTEE

   The Executive Committee (Messrs. Sokol (Chair), Davidson, Jaros and Scott) was established to act for the Board in between regularly scheduled Board meetings. The Executive Committee met twice during 1996.

NOMINATING COMMITTEE

   The Nominating Committee (Messrs. Sokol (Chair), Davidson, Jaros and Wit) was established to provide the Board with advice regarding potential nominees to the Board. The Nominating Committee did not meet during 1996. The Nominating Committee will consider qualified nominees recommended by holders in the aggregate of 5% or more of the Voting Stock. The Nominating Committee is under no obligation, however, to nominate any person so recommended. The Nominating Committee is not presently considering any nominations to the Board.

STOCK OPTION COMMITTEE

   The Stock Option Committee (Messrs. Jaros (Chair), Crowe and Scott) was established to provide disinterested administration of the Company's Stock Option Plan pursuant to the requirements of the SEC's Rule 16b-3. The Stock Option Committee acted by written consent four times during 1996.

           INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
                      AND DIRECTORS CONTINUING IN OFFICE

   DAVID L. SOKOL: 40. Chairman of the Board of Directors and Chief Executive Officer. Mr. Sokol has been CEO since April 19, 1993 and served as President of the Company from April 19, 1993 until January 21, 1995. He has been Chairman of the Board of Directors since May 1994. Mr. Sokol has been a director of the Company since March 1991. Formerly, Mr. Sokol was Chairman, President and Chief Executive Officer of the Company from February 1991 until January 1992. Mr. Sokol was the President and Chief Operating Officer of, and a director of, JWP, Inc. from January 27, 1992 to October 1, 1992. From November 1990 until February 1991, Mr. Sokol was the President and Chief Executive Officer of Kiewit Energy, the largest stockholder of the Company and a wholly owned subsidiary of Kiewit.

   EDGAR D. ARONSON: 62. Mr. Aronson has been a director of the Company since April 1983. Mr. Aronson founded EDACO Inc., a private venture capital company, in 1981, and has been President of EDACO since that time. Prior to that, Mr. Aronson was Chairman, Dillon, Read International from 1979 to 1981 and a General Partner in charge of the International Department at Salomon Brothers Inc. from 1973 to 1979.

   JUDITH E. AYRES: 52. Ms. Ayres has been a director of the Company since July 1990. Since 1990, Ms. Ayres has been Principal of The Environmental Group, an environmental consulting firm in San Francisco, California. From 1988 to 1989, Ms. Ayres was a Vice President of William D. Ruckelshaus Associates, an environmental consulting firm. From 1983 to 1988, Ms. Ayres was the Regional Administrator of Region 9 (Arizona, California, Hawaii, Nevada and the
Western Pacific Islands) of the United States Environmental Protection
Agency.

   JAMES Q. CROWE: 47. Mr. Crowe has been a director of the Company since March 1991. Mr. Crowe is Chairman of the Board of WorldCom Inc. Prior to assuming his current position, Mr. Crowe was Chairman and Chief Executive Officer of MFS Communications Company, Inc. In 1991, Mr. Crowe was President of Kiewit Industrial Company, a subsidiary of Kiewit. Before joining Kiewit Industrial Company in 1986, Mr. Crowe was Group Vice President, Power Group at Morrison-Knudsen Corporation. In 1994 Mr. Crowe became a director of Kiewit. Mr. Crowe is also a director of C-TEC Corporation, a publicly traded company in which Kiewit holds a majority ownership interest.

   RICHARD K. DAVIDSON: 55. Mr. Davidson has been a director of the Company since March 1993. As of January 1, 1997, Mr. Davidson became Chairman, President and Chief Executive Officer of Union Pacific Corporation and member of the Board of Directors. Prior to that, Mr. Davidson was President and Chief Operating Officer of Union Pacific Corporation and a director of that Corporation. He has been Chairman and Chief Executive Officer of Union Pacific Railroad since September 1991. Mr. Davidson became part of Union Pacific Railroad when it merged with the Missouri Pacific and the Western Pacific Railroads in 1982. He was promoted to Vice President-Operations of Union Pacific Railroad in 1986 and Executive Vice President-Operations in 1989, and served in that capacity until his appointment as President and Chief Executive Officer of the Railroad on August 7, 1991; seven weeks later Mr. Davidson was named Chairman and Chief Executive Officer.

   DAVID H. DEWHURST: 53. Mr. Dewhurst has been a director since August 1996. Mr. Dewhurst was the founder, Chairman and Chief Executive Officer of Falcon Seaboard Resources, Inc. for many years and is presently Chairman and Chief Executive Officer of Falcon Seaboard Holdings, L.P. Mr. Dewhurst served as an officer in the U.S. Air Force from 1968-1970 and was a Foreign Service Reserve Officer in the U.S. Department of State from 1971-1973. Mr. Dewhurst currently serves on the National Board of Directors of Citizens for a Sound Economy.

   RICHARD R. JAROS: 45. Mr. Jaros has been a director of the Company since March 1991. Mr. Jaros served as President and Chief Operating Officer of the Company from January 8, 1992 to April 19, 1993 and as Chairman of the Board from April 19, 1993 to May 1994. Mr. Jaros is currently Executive Vice President, Chief Financial Officer and a director of Kiewit and President of Kiewit Diversified Group, Inc. From 1990 until January 8, 1992, Mr. Jaros served as a Vice President of Kiewit. Mr. Jaros serves as a director of WorldCom Inc. and C-TEC Corporation, a publicly-traded company in which Kiewit holds a majority ownership interest.

   DAVID R. MORRIS: 62. Mr. Morris was appointed a director of the Company in February 1997. Mr. Morris was Chairman of Northern Electric plc from 1989 to January 1997. In 1980 he joined Delta plc becoming Managing Director of the Switchgear and Accessories Division in 1981 and a Board Director in 1984. Prior to that, Mr. Morris was Managing Director of Wildt Mellor Bromley Ltd., a subsidiary of Sears Holdings, plc, from 1975 to 1980. From 1958 to 1975 Mr. Morris was associated with English Electric Aircraft Ltd., which merged with GEC, in production and development management. Mr. Morris is a director of Delta Group plc.

   BERNARD W. REZNICEK: 60. Mr. Reznicek has been a director since May 1995. Mr. Reznicek became National Director -- Utility Marketing for Central States Indemnity Co. of Omaha on January 2, 1997. Prior to that, he was Dean, College of Business Administration at Creighton University. From 1987 to 1994, Mr. Reznicek was the Chairman, President and Chief Executive Officer of Boston Edison Company and was the President and Chief Executive Officer of the Omaha Public Power District from 1981 to 1987. Mr. Reznicek serves on the Board of Directors of Stone & Webster, Incorporated since September 1995, State Street Boston Corporation since 1991 and Guarantee Life Companies, Inc. since 1986.

   WALTER SCOTT, JR.: 65. Mr. Scott has been a director of the Company since June 1991. Mr. Scott was the Chairman and Chief Executive Officer of the Company from January 8, 1992 until April 19, 1993. Mr. Scott is Chairman and President of Kiewit, a position he has held since 1979. Mr. Scott is a director of Berkshire Hathaway, Inc., Burlington Resources, Inc., ConAgra, Inc., Valmont Industries, Inc., WorldCom Inc., First Bank Systems, Inc. and C-TEC Corporation, a publicly-traded company in which Kiewit holds a majority ownership interest

   JOHN R. SHINER: 53. Mr. Shiner was elected as a director of the Company in May 1995. He joined the law firm of Morrison & Foerster in 1993, where he is a partner resident in the Los Angeles office. Prior to that time, he was a partner in the law firm of Baker & McKenzie. Mr. Shiner has practiced law in Los Angeles since 1968, specializing in litigation and consultation with the senior management and Boards of closely held and public corporations.

   NEVILLE G. TROTTER:   . Since 1974, Mr. Trotter has been a Member
of Parliament in the U.K. House of Commons representing the Tynemouth area.
In Parliament, Mr. Trotter served as a member of the Select Committees of the House relating to Defense, Trade & Industry and Transport. Prior to that,
Mr. Trotter, a Chartered Accountant, was a Senior Partner in the Grant Thornton accounting firm in the U.K. and formerly served as a member of the Newcastle City Council and was Chairman of the City Finance and Transport Committees.

   DAVID E. WIT: 35. Mr. Wit has been a director of the Company since April 1987. He is Co-Chief Executive Officer of Logicat Inc., a software development/publishing firm. Prior to working at Logicat Inc., Mr. Wit worked at E.M. Warburg, Pincus & Company, where he analyzed seed-stage financing and technology investments.

                  INFORMATION REGARDING DIRECTORS EMERITUS:

   Directors Emeritus are former Board members who are appointed by the Board. The position of Director Emeritus recognizes an individual's long-standing advice and counsel to the Company after retirement from Board membership. Directors Emeritus may attend but not vote at Board meetings and receive no annual or daily director fees for such attendance.

   BEN HOLT: 83. Mr. Holt was elected a director of the Company in September 1993 and is retiring as a Board member at the 1997 annual meeting to become a Director Emeritus. Mr. Holt is the founder, and was Chairman and Chief Executive Officer of The Ben Holt Co., now CE Holt Co., an engineering firm located in Pasadena, California, which the Company acquired in September 1993. Mr. Holt retired as Chairman and CEO of The Ben Holt Co. in December 1993 and thereafter served as a consultant to the Company.

   EVERETT B. LAYBOURNE: 85. Mr. Laybourne retired as a Board member and was appointed Director Emeritus by the Board in May 1995 after serving as a director of the Company since May 1988. For many years he served as counsel for a number of major publicly-held corporations. He also presently serves as Vice President and Trustee of The Ralph M. Parsons Foundation and as National Board

Chairman of WAIF, Inc. From 1969 to 1988, Mr. Laybourne was senior partner in the law firm of MacDonald, Halsted & Laybourne in Los Angeles, California, whose successor firm was Baker & McKenzie to which he acted for five years in an "of counsel" capacity. He continues in the practice of law in Los Angeles.

   BARTON W. SHACKELFORD: 76. Mr. Shackelford retired as a Board member and was appointed Director Emeritus by the Board in May 1995 after serving as a director of the Company since June 1986. Mr. Shackelford served as President and a director of Pacific Gas & Electric Company from 1979 until his retirement in 1985. He is a director of Harding Associates, Inc.

                                  PROPOSAL 2
            AMENDMENT OF CERTIFICATE OF INCORPORATION -- INCREASE
                          IN AUTHORIZED COMMON STOCK

   The Company's Board has unanimously approved and recommended to the Stockholders an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue.

   The Certificate of Incorporation currently authorizes the Company to issue 80,000,000 shares of Common Stock. By approving Proposal 2, the Certificate of Incorporation would be amended to authorize the Company to issue up to 180,000,000 shares of Common Stock. As of the Record Date, (i) 63,529,575 shares of Common Stock were outstanding, (ii) 3,459,824 shares of Common Stock have been reserved for issuance pursuant to options granted under the Company's Employee Stock Option Plan (the "Employee Stock Option Plan"),
(iii) 1,206,000 shares of Common Stock have been reserved for issuance under options other than those granted under the Employee Stock Option Plan,
(iv) 623,429 shares of Common Stock have been reserved for issuance pursuant to the Company's Employee Stock Purchase Plan, and (v) 7,672,882 shares of Common Stock have been reserved for issuance in connection with outstanding convertible securities issued by subsidiary trusts.

   Accordingly, as of the Record Date, only approximately 3,508,290 shares of Common Stock remain available for issuance by the Company. THE COMPANY IS SEEKING APPROVAL FOR THE AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK, IN ORDER THAT THE COMPANY WILL HAVE THE FUTURE FLEXIBILITY, SUBJECT TO MARKET CONDITIONS AND FAVORABLE OPPORTUNITIES, TO EFFECT A STOCK SPLIT AND/OR ISSUE SHARES FOR ACQUISITIONS. If Proposal 2 is approved by the Company's stockholders, the additional common shares will remain authorized, although the Company has no immediate plans relating to the issuance of such shares.

   If Proposal 2 is adopted, the Certificate of Incorporation will be amended accordingly.

   The approval of sixty-six and two-thirds percent (66 2/3%) of the Voting Stock (whether or not present at the Annual Meeting) is required for approval of Proposal 2. A quorum equal to sixty-six and two-thirds percent (66 2/3%) of the Voting Stock must be present in person or by proxy at the Annual Meeting in order to consider Proposal 2. If no instructions are provided in the proxy, such proxy will be voted FOR the approval of Proposal 2.

   KIEWIT, THE BENEFICIAL OWNER OF APPROXIMATELY 32% OF THE VOTING POWER OF THE OUTSTANDING VOTING STOCK, HAS AGREED TO VOTE IN FAVOR OF PROPOSAL 2.

   THE COMPANY'S BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  PROPOSAL 3
                   AMENDMENT OF EMPLOYEE STOCK OPTION PLAN

   Proposal 3 is to approve an amendment to the Company's Employee Stock Option Plan.

   The Board has unanimously approved and recommended to the Stockholders an amendment to the Company's Employee Stock Option Plan. The Employee Stock Option Plan provides for options to purchase Common Stock. As of the Record Date, only 290,136 option shares remain available for grant under the Employee Stock Option Plan. The proposed amendment provides that the aggregate amount of option shares that are available for grant under the Plan will be increased by 2,000,000. A copy of the proposed amendment is set forth in Exhibit A.

   The Company believes that the granting of options under the Employee Stock Option Plan plays an important role in the Company's ability to attract and retain employees of outstanding ability. The Board believes that the amendment to the Employee Stock Option Plan to provide 2,000,000 additional option shares to be available effective as of the date of the amendment for grant under the plan is necessary to ensure that the Company can continue to attract and retain such persons. AS OF THE RECORD DATE, ONLY 290,136 OPTION SHARES REMAIN AVAILABLE FOR GRANT UNDER THE EMPLOYEE STOCK OPTION PLAN.

   The approval of a majority of the Voting Stock present in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of Proposal 3. A quorum equal to the majority of the outstanding Voting Stock must be present in person or by proxy at the Annual Meeting in order to vote on Proposal 3. If no instructions are provided in a proxy, it will be voted FOR the approval of Proposal 3.

   KIEWIT, THE BENEFICIAL OWNER OF APPROXIMATELY 32% OF THE VOTING POWER OF THE OUTSTANDING VOTING STOCK, HAS AGREED TO VOTE IN FAVOR OF PROPOSAL 3.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  PROPOSAL 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Proposal 4 is to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year.

   The Board, upon the recommendation of the Audit Committee, has unanimously appointed Deloitte & Touche LLP as the independent accounting firm engaged to audit the financial statements of the Company for the 1997 fiscal year. Deloitte & Touche LLP acted in that capacity for the 1996 fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have an opportunity to make a statement if desired.

   The approval of a majority of the Voting Stock present in person or by proxy, and entitled to vote, at the Annual Meeting is required for approval of Proposal 4. A quorum equal to the majority of the outstanding Voting Stock must be present in person or by proxy at the Annual Meeting in order to vote on Proposal 4. If no instructions are provided in a proxy, it will be voted FOR the approval of Proposal 4.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                OTHER MATTERS

   The Board knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxy-holders will vote proxies granted by Stockholders in accordance with their best judgment.

        SECURITY OWNERSHIP OF SIGNIFICANT STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information with respect to all Stockholders known by the Company to beneficially own more than 5% of either class of the Voting Stock, and certain information with respect to the beneficial ownership of each director and the five most highly compensated executive officers of the Company (and all directors and executive officers of the Company, as a group) of Common Stock. All information is as of March 17, 1997, unless otherwise indicated.

                                       NUMBER OF SHARES
   NAME (AND ADDRESS IF REQUIRED)        BENEFICIALLY     PERCENTAGE OF
         OF BENEFICIAL OWNER              OWNED (1)         CLASS (1)
------------------------------------  ----------------  ---------------
COMMON STOCK:
Kiewit Energy Company (2)............     20,231,065          31.85
Putnam Investments, Inc. (3)  .......      6,409,038          10.09
Edgar D. Aronson ....................         43,500           0.07
Judith E. Ayres .....................         55,500           0.09
James Q. Crowe ......................         12,425           0.02
Richard K. Davidson .................         41,000           0.06
David Dewhurst.......................          1,000           0.00
Richard R. Jaros ....................        419,115           0.66
David Morris.........................          1,685           0.00
Bernard W. Reznicek .................         13,888           0.02
Walter Scott, Jr. ...................         12,100           0.02
John R. Shiner ......................         21,000           0.03
David L. Sokol ......................        358,952           0.57
Neville Trotter......................              0           0.00
David E. Wit (4) ....................         43,874           0.07
Gregory E. Abel......................        109,033           0.17
Thomas R. Mason .....................        153,709           0.24
Steven A. McArthur ..................        104,437           0.16
John G. Sylvia ......................        134,988           0.21
All directors and executive officers
 as a group (20 persons).............      1,654,771           2.60

------------
(1) Includes shares which the listed beneficial owner is deemed to have the right to acquire beneficial ownership under Rule 13d-3(d) under the Securities Exchange Act, including, among other things, shares which the listed beneficial owner has the right to acquire within 60 days.
(2) Includes the 19,231,065 shares of Common Stock Kiewit Energy Company held on October 15, 1996 the date of Amendment No. 13 to their Schedule 13D and options to purchase an additional 1,000,000 shares of Common Stock. Kiewit Energy Company's mailing address is 1000 Kiewit Plaza, Omaha, NE 68131.
(3) According to an amended Schedule 13G filed by such party on February 7, 1997 on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and Putnam Advisory Company, Inc. The mailing address for Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109.
(4)    Includes 3,748 shares held jointly with his spouse.

COMPENSATION COMMITTEE REPORT

   The Company's executive compensation is determined by the Compensation Committee of the Board. The Compensation Committee usually meets from time to time during the year as may be required and at least once a year in December, at which time salaries with respect to the next fiscal year, and bonuses with respect to the nearly completed year are determined, as well as making recommendations to the Stock Option Committee for stock option or, if applicable, restricted stock grants as long-term incentive compensation and making other determinations or recommendations with respect to employee benefit plans and related matters.

   The Compensation Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified and productive personnel and also to provide meaningful incentives for enhanced productivity and superior performance. It is the policy of the Company that the three primary components of the Company's total compensation package (salary, bonuses and grants of stock options or, if applicable, restricted stock) will be considered in the aggregate in determining the amount of any one component. The Company seeks to reward achievement of long and short-term individual performance goals, viewed in the context of both individual power or other infrastructure project and Company performance. However, given the unique nature of each independent development project (particularly considering the context of the different legal, regulatory, financial, accounting, tax, political and cultural systems, issues and structures found in various countries in which the Company develops or acquires or joint ventures on projects internationally) and the resulting flexible adaptation required in the duties and tasks performed by the Company's key executives, the Compensation Committee's criteria for assessing executive performance in any year is inherently subjective and not subject to specific enumeration of factors, relative weighting or formulae calculations. The Company did not specifically use any companies in the same industry as a basis for comparison when establishing executive compensation.

   During 1996, the Company's executive compensation generally included a base salary, cash bonuses and long-term incentive compensation in the form of stock options awarded under the Company's Employee Stock Option Plan (or, if applicable, grants of restricted stock), all dependent on subjective evaluations of performance as noted above. The cash bonus compensation of executives is designed to compensate executives for the Compensation Committee's assessment of superior performance and meritorious and diligent individual efforts, and such assessments usually relate to individual and unique projects and, in part, also recognize the individual executive's level of commitment (demonstrated by subjective factors) to the Company's long-term success. The long-term incentive option grants recommended by the Compensation Committee and implemented by the Stock Option Committee or, if applicable, restricted stock are intended to align the interests of employees and Stockholders and thereby to motivate executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for Stockholders generally.

   The Company's Chairman and Chief Executive Officer, David Sokol, has an existing employment agreement with the Company which has a term of five years (ending August 2000 unless extended). As amended in August 1996 by Committee action, Mr. Sokol's employment agreement provides for a base salary of $500,000 per annum and a minimum annual bonus of $400,000. The employment contract also provides for the payment of three years base salary and bonus in the event of termination without cause.

   At its December 1996 meeting, the Compensation Committee determined to award Mr. Sokol a cash bonus of $1,500,000 and recommended that the Company make a grant of 200,000 stock options (to vest over four years) to Mr. Sokol in order to reflect Mr. Sokol's superior performance and significant accomplishments during the year. In addition, at the Compensation Committee's December 1996 meeting other executives received salary increases, cash bonuses and recommendations for stock option grants commensurate with the Compensation Committee's subjective assessment of their relative individual performance.

   In reviewing Mr. Sokol's compensation, the Compensation Committee subjectively considered Mr. Sokol's significant contribution to the management of the Company during the year, including: successfully negotiating, structuring, financing and consummating the strategic Northern Electric plc and Falcon Seaboard Resources, Inc. acquisitions which together resulted in the Company entering into the electrical distribution and supply and related businesses in the U.K. and significantly diversifying its domestic fuel sources, power purchasers and geographic facility locations; the successful issuance of $225,000,000 principal amount of the Company's 9 1/2% Senior Notes Due 2006; the successful completion and start-up of the 40 MW Salton Sea Expansion Project and related pH Modification project; the successful financial closing of the $135,000,000 Salton Sea Funding Corporation Offering; the successful acquisition of Edison Mission Energy's 50% interest in the Imperial Valley partnerships; the deemed completion of the Upper Mahiao project and Unit 1 of the Malitbog project; commencing construction and closing the financing on the Dieng Unit I project in Indonesia; the successful issuance by a special purpose subsidiary trust of $100,000,000 6 1/4% Convertible Preferred Securities (TIDES); the significant progress of the Company's drilling, permitting and development efforts on the Dieng, Patuha and Bali Projects in Indonesia; the Company's other promising project development activities and achievement of record electrical production levels at the Coso and Imperial Valley Projects. Mr. Sokol contributed very significantly to these achievements and the Company's current success, and the Compensation Committee believes his overall compensation was wholly justified and moreover, expressly approved of by Kiewit Energy, the Company's largest Stockholder (holding approximately 32% of the Company's Voting Stock on the Record Date, on a fully diluted basis). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently intend to qualify cash compensation paid to executive officers for deductibility under Section 162(m). Further, in general, the Company does not currently have a policy that requires or encourages the Committee to qualify other types of compensation awarded to executive officers for deductibility under Section 162(m). However, the Company has included provisions in the Employee Stock Option Plan designed to enable option grants made to executive officers affected by Section 162(m) to qualify as "performance-based" compensation if the Committee determines that it is appropriate to make such qualifying grants.

                            COMPENSATION COMMITTEE

                               Edgar D. Aronson
                               Richard R. Jaros
                                John R. Shiner
                                 David E. Wit

PERFORMANCE GRAPH

   The following performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

   The following graph compares the yearly percentage change in the cumulative weighted average total return on the Company's Common Stock with the cumulative total return assuming reinvestment of dividends of (1) the S&P 400 Index, (2) the S&P Utilities Index and (3) an index of comparable peer issuers constructed by the Company. The index of comparable peer issuers is composed of AES Corp., Calpine Corp., Destec Energy Inc. and Enron Global Power and Pipelines, L.L.C. during the periods that each company has been publicly traded. In compliance with Securities and Exchange Commission regulations, the returns of each of the comparables have been weighted according to capitalization as of the beginning of the five year period.

   Sithe Energies, Inc. has been removed from last year's list of comparables since it is no longer publicly traded and has been replaced by Calpine Corp.

                                CALENERGY COMPANY, INC.


	     		     1991     1992     1993     1994     1995	  1996
--------------------------------------------------------------------------------
CalEnergy Company, Inc.      $100     $110     $121     $102     $128     $220
--------------------------------------------------------------------------------
Weighted Comparables         $100      $83      $94      $77      $95     $155
--------------------------------------------------------------------------------
S&P 400                      $100     $106     $115     $120     $160     $198
--------------------------------------------------------------------------------
S&P Utilities                $100     $108     $124     $114     $160     $167
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation of the Company's five most highly compensated executive officers who were employed as of the last day in 1996. Information is provided regarding these individuals for the last three fiscal years during which they were executive officers of the Company, if applicable.

                                                        BONUS
                                               ------------------------
                                                                                                         SECURITIES     ALL OTHER
                                                                        OTHER ANNUAL      RESTRICTED     UNDERLYING   COMPENSATION
       NAME AND         YEAR ENDED    SALARY       CASH     STOCK (1)   COMPENSATION     STOCK AWARDS     OPTIONS          (2)
 PRINCIPAL POSITIONS   DECEMBER 31,     ($)        ($)         ($)           ($)              $             (#)             $
-------------------- -------------- ---------  ----------- ----------- -------------- ---------------- ------------  -------------
David L. Sokol (1)         1996       500,000  1,500,000        0             0               0           200,000         4,927
 Chairman and              1995       436,388    854,025    1,280,000         0        $3,840,000(1)(3)      0            4,429
 Chief Executive           1994       350,000    612,482        0             0               0         1,000,000         3,472
 Officer
Gregory E. Abel            1996       129,202    218,947        0             0               0           130,000         3,820
 Chief Accounting          1995       103,145    142,935        0             0               0            10,000         3,630
 Officer, CalEnergy,       1994        86,567     44,472        0             0               0            85,000         3,393
 President and COO
 CalEnergy Europe
Thomas R. Mason            1996       210,000    129,994        0             0               0            20,000         5,681
 President and             1995       198,675    326,116        0             0               0            30,000         5,344
 Chief Operating           1994       169,359    100,949        0             0               0            75,000         3,472
 Officer, CalEnergy
 Americas
Steven A. McArthur         1996       164,000    392,369        0             0               0            40,000         3,917
 Senior Vice               1995       162,800    315,789        0             0               0              0            3,809
 President,                1994       156,538    119,915        0             0               0           110,000         3,472
 General Counsel
 and Secretary
John G. Sylvia             1996       160,000    291,381        0             0               0            40,000         3,906
 Senior Vice               1995       156,467    301,242        0             0               0              0            3,793
 President and Chief       1994       138,782    112,670        0             0               0           100,000         3,472
 Financial Officer

------------
(1) On November 29, 1995, Mr. Sokol relinquished vested options for 500,000 shares of the Company's common stock having a per share exercise price of $19.00 in exchange for 500,000 shares of restricted stock, 125,000 shares of which vested on the date of grant with the remaining 375,000 shares vesting at the rate of 6,250 shares per month over 56 months beginning December 1995. The 125,000 immediately vested shares are reflected in the bonus (stock) column with the remaining 375,000 shares reflected in the restricted stock column. The dollar amount for the 125,000 share award shown as a bonus was calculated by multiplying the closing market price of the Company's common stock on the date of the exchange times the number of bonus shares ($2,375,000), less the option relinquishment cost on that date ($1,095,000) of options to purchase 125,000 shares relinquished by Mr. Sokol. The option relinquishment cost was calculated using the standard Black-Scholes option pricing model. The dollar amount for the 375,000 share award shown as restricted stock was calculated by multiplying the closing market price of the Company's common stock on the date of the exchange times the number of restricted shares ($7,125,000), less the option relinquishment cost as calculated pursuant to the preceding sentence ($3,285,000) of options for 375,000 shares relinquished by Mr. Sokol. The 500,000 options relinquished by Mr. Sokol had a potential realizable value as of 12/31/94 (as reported in the Company's 1994 Proxy Statement) of $5,974,498 assuming a 5% annualized stock price appreciation rate for the 10-year option term, and $15,140,553, assuming a 10% annualized stock price appreciation rate for the 10-year option term.
(2)    401(k) Plan contributions and group term life insurance premiums.
(3) As of December 31, 1995, Mr. Sokol held 368,750 shares of unvested restricted stock with a dollar value, based on the closing price of the Company's common stock on December 29, 1995 (the last preceding trading date), of $7,190,625, without deducting the option relinquishment cost ($4,380,000) calculated pursuant to the standard Black-Scholes option pricing model reflected in footnote 1 above. If dividends are paid on the Company's common stock, dividends will be paid on the restricted stock at the same rate.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth options granted to each of the named executive officers of the Company during 1996:


                                                                                         POTENTIAL REALIZED
                                                                                          VALUE AT ASSUMED
                                                      				           ANNUAL RATES OF
                                                 % OF                                 STOCK PRICE APPRECIATION
                                            TOTAL OPTIONS                                FOR OPTION TERM (2)
                                              GRANTED TO     EXERCISE                -------------------------
                     SECURITIES UNDERLYING    EMPLOYEES       PRICE      EXPIRATION       5%           10%
NAME                  OPTIONS GRANTED (1)   IN FISCAL YEAR  ($/SHARE)       DATE          ($)          ($)
------------------  ---------------------  --------------  ----------  ------------  -----------  ------------
David L. Sokol              200,000              24.3        29.0625     12/5/2006     2,449,152    $6,206,631
Gregory E. Abel              90,000              10.9        30.3750     8/28/2006     1,151,891     2,919,119
Gregory E. Abel              40,000               4.9        29.0625     12/5/2006       489,830     1,241,326
Thomas R. Mason              20,000               2.4        29.0625     12/5/2006       244,915       620,663
Steven A. McArthur           40,000               4.9        29.0625     12/5/2006       489,830     1,241,326
John G. Sylvia               40,000               4.9        29.0625     12/5/2006       489,830     1,241,326

------------
(1) All options have a ten year term and become exerciseable in equal monthly increments over a four year vesting period
(2) As Required by the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during fiscal 1996 was approximately 2% of total shares outstanding during the year. Accordingly, the potential value of such options for all optionees under the prescribed assumptions is approximately 2% of the potential realizable value of all shareholders for the same period under the same assumptions. As an alternative to the assumed potential realizable values stated above, SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options and that all assumptions as to annualized appreciation rates are inherently speculative.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES

   The following table sets forth the option exercises and the value of in-the-money unexercised options held by each of the named executive officers of the Company at December 31, 1996, calculated as being equal to the difference between the exercise price of the options and the closing price of the Company's Common Stock on the New York Stock Exchange of $33.625 per share on December 31, 1996.



                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         SHARES                        OPTIONS HELD AT FY END      IN-THE-MONEY OPTIONS AT FY END
                        ACQUIRED        VALUE     ------------------------------  ------------------------------
NAME                   ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------  -------------  ------------  -------------  ---------------  -------------  ---------------
David L. Sokol .....     91,520       $2,596,880       44,823         205,177          418,235        693,546
Gregory E. Abel  ...        0              0           84,984         160,016          853,762        736,860
Thomas R. Mason  ...     11,264          322,432      120,568          59,432        1,454,269        509,040
Steven A. McArthur        3,188           90,460      150,061          79,939        1,812,123        580,614
John G. Sylvia .....      6,375          180,891      122,307          76,439        1,671,947        540,749

COMPENSATION OF DIRECTORS

   For 1997, directors who are not employees of the Company will be paid an annual retainer fee of $25,000 and a fee of $500 per day for attendance at Board and Committee meetings. Directors who are employees of the Company will not receive such fees. Under the Company's Non-Employee Director Stock Option Plan, in lieu of receiving the annual $25,000 fee, directors may elect to receive stock options having a value approximately equal to such cash amount (approximated by reference to a Black-Scholes calculation and subject to rounding and appropriate discounts for illiquidity). All directors are reimbursed for their expenses incurred in attending Board meetings.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

   Under the terms of his employment contract, Mr. Sokol is entitled to receive three times his base salary and bonus and three years of accelerated option vesting in the event of the termination of his employment by the Company other than for cause. Under the terms of separate employment agreements between Mr. Abel, Mr. McArthur and Mr. Sylvia and the Company, each of such Executives is entitled to receive two years base salary continuation and payments in respect of average incentive bonuses for the prior two years and two years continued option vesting in the event of the termination of his employment by the Company other than for cause. If such persons were terminated without cause, Mr. Sokol, Mr. Abel, Mr. McArthur and Mr. Sylvia would currently be entitled to be paid approximately $2,700,000, $505,070, $818,000 and $753,333, respectively, pursuant to their employment agreements.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

   The Company and Kiewit Energy are parties to a stock purchase agreement and related agreements, dated as of February 18, 1991, as amended, pursuant to which in 1991 Kiewit Energy purchased 4,000,000 shares of Common Stock and received options to buy 6,000,000 shares of Common Stock (subject to customary adjustments).

   In connection with such agreements, Kiewit Energy became entitled to nominate at least three of the Company's directors; and Kiewit Energy agreed that Kiewit and its affiliates would present to the Company any opportunity to acquire, develop, operate or own a geothermal resource or geothermal power plant. Messrs. Crowe, Jaros and Scott are the current Board nominees of Kiewit Energy.

   On June 19, 1991, the Board approved a number of amendments to the stock purchase agreement and the related agreements and in connection therewith granted to Kiewit Energy an option to acquire an additional 1,000,000 shares of the outstanding Common Stock at a price of $11.625 per share, exercisable over ten years (subject to customary adjustments).

   The Company entered into a three year joint venture agreement with Kiewit Diversified Group, Inc. on December 14, 1993. This agreement was amended and extended for an additional five year term on December 4, 1996. The agreement provides a framework for the joint development of independent power projects located outside the United States and provides for Kiewit Diversified Group to contribute 50% of the project development expenses and equity and to pay the Company a development fee. In addition, the projects will pay the Company management and operating fees. Pursuant to this Joint Venture Agreement, Kiewit Diversified Group, through its affiliate Kiewit Energy International (Bermuda) Ltd., is contributing 50% of the equity requirements for and otherwise participating in the ownership of the Company's Mahanagdong Project Company, CE Luzon Geothermal Power Company, Inc. and the Company's Casecnan Project Company, CE Casecnan Water and Energy Company, Inc. in the Philippines and in the ownership of the Dieng, Patuha and Bali projects in Indonesia on an equal equity basis with the Company.

   Pursuant to the Shareholders Agreement with Kiewit relating to the Northern acquisition (which, as acquisition of an operating business was not covered by the power project development joint venture agreement with Kiewit), the Company contributed 70% and Kiewit contributed 30% of the equity and expenses. As a result, the Company and Kiewit indirectly own 70% and 30% of Northern, respectively. In addition, under the Northern shareholders agreement with Kiewit, the Company received a development fee and annual management fees.

   Affiliates of the Company and Kiewit have also entered into joint venture agreements with respect to the construction of the Mahanagdong Project. CE Luzon Geothermal Power Company, Inc. executed a First Amended and Restated Construction Contract dated as of June 30, 1994 with Kiewit/Holt Philippines, L.P. Kiewit/Holt Philippines, L.P. is a Nebraska limited partnership between Kiewit Industrial Co. ("KIC"), a wholly-owned affiliate of Kiewit, and The Ben Holt Co., Inc. ("BHC"), a wholly-owned subsidiary of the Company. KIC has an 80% interest in Kiewit/Holt Philippines, L.P. and BHC owns the remaining 20% interest in the construction joint venture. CE Luzon Geothermal Power Company, Inc. also executed a First Amended and Restated Design, Engineering and Equipment Supply Contract with Gilbert/CBE, L.P. Gilbert/CBE, L.P. is a Nebraska limited partnership owned 80% by Gilbert Industrial Corporation (a wholly owned affiliate of Kiewit) and 20% owned by CBE Engineering Co. (a wholly owned subsidiary of the Company). The Company contemplates that similar equity and construction joint venture arrangements with Kiewit will be negotiated with respect to certain of its projects in Indonesia and elsewhere internationally.

   Mr. Scott, a director of the Company, is also the Chairman and President of Kiewit, a director of Kiewit and owns Kiewit stock. Mr. Crowe, a director of the Company, is a director of Kiewit and owns Kiewit's common stock. Mr. Jaros, a director of the Company, is an officer and director of Kiewit and also owns Kiewit's common stock.

   Mr. Dewhurst, a director of the Company, was formerly the founder, Chairman and principal shareholder of Falcon Seaboard Resources, Inc. ("Falcon") which the Company purchased (including Falcon's significant ownership interest in three operating gas-fired cogeneration plants located in Texas, Pennsylvania and New York and a related natural gas pipeline in New
York) in August 1996 for a cash purchase price of $226 million. In connection with the transaction, Mr. Dewhurst received a grant of 300,000 options (having an exercise price equal to the market price as of the date of grant) in exchange for agreeing to enter into a seven year consulting services contract with the Company. Subsequent to the Falcon acquisition, Mr. Dewhurst was elected to the Company's Board of Directors. The Company's management negotiated, and the Company's Board of Directors approved, the price paid by the Company in such acquisition transaction. In connection with such acquisition transaction, the Company received advice from Credit Suisse First Boston Corporation that the consideration paid was fair to the Company from a financial point of view.

   Mr. Morris, a director of the Company, was formerly the Chairman of Northern Electric plc., a U.K. regional electric company. In connection with the acquisition by tender offer of Northern Electric plc by CE Electric UK plc (a U.K. company indirectly owned 70% by the Company and 30% by Kiewit) for an expected aggregate amount of approximately $1.3 billion, Mr. Morris received certain payments from Northern pursuant to certain long-standing severance arrangements with that company and received buyout compensation for his outstanding Northern stock and stock options on the same terms as Northern's public shareholders and which was consistent with the treatment of all other Northern employee and executive option holders. Subsequent to the acquisition transaction, Mr. Morris was elected to the Company's Board of Directors and received a grant of 20,000 stock options (having an exercise price equal to the market price as of the date of grant) for so agreeing to serve. The Company's management negotiated, and the Company's Board of Directors approved, the price paid by the Company in such acquisition transaction. In connection with such acquisition transaction, the Company received advice from Credit Suisse First Boston Corporation that the consideration paid was fair to the Company from a financial point of view.

   The Company retained the law firm of Morrison & Foerster in 1996. Mr. Shiner, a director of the Company, is a partner in the Los Angeles office of Morrison & Foerster. The Company paid Morrison & Foerster a total of approximately $500,000 in legal fees in 1996. The Company believes that the fees payable to Morrison & Foerster are comparable to fees that would be payable in similar transactions with unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company is not aware of any director, officer or other person subject to Section 16(a) of the Securities Exchange Act in respect of the Company who failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year or prior fiscal years.

                            STOCKHOLDER PROPOSALS

   Any proposal which a stockholder intends to present at the 1998 annual meeting of stockholder must be received by the Company not later than December 6, 1997 in order to be considered for inclusion in the proxy statement relating to such meeting. Any such proposals should be directed to the Secretary, CalEnergy Company, Inc., 302 South 36 Street, Suite 400, Omaha, Nebraska 68131.

                                          By Order of the Board of Directors

                                          /s/ David L. Sokol
                                          -----------------------------------
                                          David L. Sokol
                                          Chairman of the Board

April 4, 1997
Omaha, Nebraska

                                                          "PRELIMINARY COPIES"

                                                                     EXHIBIT A

                               AMENDMENT NO. 1
                                    TO THE
                            1996 STOCK OPTION PLAN

   This Amendment No. 1 to the 1996 Stock Option Plan of CalEnergy Company, Inc. is made as of May 15, 1997 by deleting Section 4(a) thereof in its entirety and amending and restating it to read as follows:

   "(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or Treasury Shares. The aggregate number of Shares available for issuance after May 15, 1997 under the Plan in respect of grants made under the Plan (whether granted before or after such date) shall not exceed 2,290,136 Shares, subject to adjustment pursuant to Section 9. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan."

   Except as modified by this Amendment No. 1, all of the terms and conditions of the 1996 Stock Option Plan shall remain valid and in full force and effect.

                                          CalEnergy Company, Inc.

                                          By:
                                          -----------------------------------
                                                 Steven A. McArthur
                                              Senior Vice President and
                                                     General Counsel

                                                         "PRELIMINARY COPIES"

 #############################################################################

                               GRAPHIC OMITTED
 PICKUP: "P4"
 =============================================================================
 IMAGE: "63981LOGO"
 =============================================================================
 #############################################################################

                              PROXY SOLICITATION

                           CALENERGY COMPANY, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING MAY 15, 1997

  The undersigned hereby appoints David L. Sokol, John G. Sylvia and Steven
A. McArthur, or any one of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of Common Stock par value $0.675, of CalEnergy Company, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of Stockholders to be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on May 15, 1997 at 9:00 a.m., local time, and any adjournments thereof, on all matters coming before said meeting and in the following manner:

          P
          R
          O
          X
          Y

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                (Continued and to be signed on the other side)
-----------------------------------------------------------------------------
            (SOLID TRIANGLE) FOLD AND DETACH HERE (SOLID TRIANGLE)

                                                         "PRELIMINARY COPIES"

                                     [X]
                                 Please mark
                                  your votes
                              like this in blue
                                 or black ink

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4

                                              WITHHOLD
                            FOR all      authority to vote
                           Nominees        for all nominees
1. ELECTION OF
   DIRECTORS:
   DAVID H. DEWHURST 	     [ ]	 	  [ ]
   RICHARD R. JAROS
   DAVID R. MORRIS
   NEVILLE G. TROTTER
   EDGAR D. ARONSON
   BERNARD W. REZNICEK

WITHHELD for the following only: [Write the name of the nominee(s) in the space below.]

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK FROM 80,000,000 TO 180,000,000

       FOR    AGAINST   ABSTAIN
       [ ]      [ ]       [ ]

3. PROPOSAL TO APPROVE AN AMENDMENT OF THE EMPLOYEE STOCK
OPTION PLAN TO INCREASE THE OPTION SHARE AVAILABLE FOR GRANT
BY 2,000,000.

       FOR    AGAINST   ABSTAIN
       [ ]      [ ]       [ ]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF
DELOITTE & TOUCHE LLP, CERTIFIED PUBLIC ACCOUNTANTS,
AS THE COMPANY'S AUDITORS FOR FISCAL YEAR 1997.

       FOR    AGAINST   ABSTAIN
       [ ]      [ ]       [ ]

I PLAN TO ATTEND THE MEETING [ ]

COMMENTS/ADDRESS CHANGE [ ]
Please mark this box if you have
written comments/address change
on the reverse side. [ ]

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE
SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCOR-
DANCE WITH THE CHOICES SPECIFIED ABOVE. IF A CHOICE IS NOT
SPECIFIED, THIS PROXY WILL BE VOTED TO APPROVE THAT PRO-
POSAL FOR WHICH NO CHOICE IS INDICATED.

Please mark, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Signature(s)                                               Date
-----------------------------------------------------------------------------
Please sign above exactly as your name or names appear hereon. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles as such. PLEASE MARK, DATE, SIGN, AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

            (SOLID TRIANGLE) FOLD AND DETACH HERE (SOLID TRIANGLE)